www.olink.com Olink Proteomics, Dag Hammarskjölds väg 52B Uppsala Science Park, SE-751 83 Uppsala, Sweden Phone: +46 (0)18 444 39 70, info@olink.com, Reg no: 559046-8632 1 Executive Officer Incentive Compensation Recovery Policy Document Owner Document Holder Remuneration Committee General Counsel Approval Board of Directors of Olink Holding AB (publ) (the “Company” and together with its subsidiaries the “Group” or “Olink”) Date of Approval 14 November 2023 Effective as of 1 December 2023

2 I. Purpose The Board of Directors (the “Board”) of Olink Holding AB (publ), a public limited liability company incorporated under the laws of Sweden (the “Company”), has adopted this policy (this “Policy”) which requires the recovery of certain executive compensation in the event that the Company is required to prepare an Accounting Restatement (as defined below). This Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 thereunder, and Rule 5608 of the Listing Rules (“Rule 5608”) of The Nasdaq Stock Market (“Nasdaq”) and will be interpreted and applied accordingly. II. Administration This Policy will be administered by the Remuneration Committee of the Board (the “Committee”). The Committee is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. Any determinations made by the Committee will be final and binding on all affected individuals. III. Covered Persons This Policy applies to the Company’s current and former executive officers of the Company as set forth in Item 6 of the Company’s Form 20-F (the “Covered Persons”). IV. Recoupment upon an Accounting Restatement If the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that correct errors that are not material to previously issued financial statements, but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (an “Accounting Restatement”), the Committee will reasonably promptly recover the amount of Covered Incentive Compensation that was Received by each Covered Person during the Recovery Period in excess of the amount that would have been Received had such Covered Incentive Compensation been determined based on the restated Financial Reporting Measure, computed without regard to taxes paid (such amount, the “Erroneously Awarded Compensation”), subject to Section VI below. If the amount of Covered Incentive Compensation Received by a Covered Person was based on Company stock price or total stockholder return and is not subject to mathematical recalculation directly from the Accounting Restatement, the amount to be recovered as Erroneously Awarded Compensation will be based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total stockholder return upon which the Covered Incentive Compensation was Received. The Company Secretary shall, on behalf of the Committee, obtain and maintain all documentation of the determination of any such reasonable estimate and provide such documentation to Nasdaq when required.

3 For purposes of the foregoing: • “Covered Incentive Compensation” means Incentive Compensation Received on or after October 2, 2023 by a person: (i) after beginning service as Covered Person, (ii) who served as a Covered Person at any time during the performance period for that Incentive Compensation, and (iii) while the Company has a class of securities listed on a national securities exchange or a national securities association. • “Financial Reporting Measure” means (i) any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and any measure that is derived wholly or in part from any such measure, and (ii) the Company’s stock price and the total stockholder return of the Company. A measure, however, need not be presented within the financial statements or included in a filing with the U.S. Securities and Exchange Commission (“SEC”) to constitute a Financial Reporting Measure. • “Incentive Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure. • “Received” - Incentive Compensation is deemed “Received” in the Company's fiscal period during which the Financial Reporting Measure specified in such Incentive Compensation is attained. • “Recovery Period” means the three (3) completed fiscal years immediately preceding the date the Company is required under Rule 5608 to prepare an Accounting Restatement (or such longer period as required under Rule 5608 in the event the Company changes its fiscal year). Recoupment of Erroneously Awarded Compensation pursuant to this Policy is made on a “no fault” basis, without regard to whether any misconduct occurred or whether any Covered Person has responsibility for the noncompliance that resulted in the Accounting Restatement. V. Method of Recoupment The Committee will determine, in its sole discretion, the method for recouping Erroneously Awarded Compensation hereunder, which may include, without limitation, any of the following: • Requiring reimbursement of cash Incentive Compensation previously paid; • Seeking recovery of any gain realized on or since the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards; • Offsetting the recouped amount from any compensation otherwise owed by the Company to the Covered Person (including, without limitation, any severance otherwise payable by the Company to the Covered Person); • Making a deduction from the Covered Person’s salary;

4 • Requiring the Covered Person to transfer back to the Company any shares he or she received pursuant to an equity award; • Cancelling, or reducing the number of shares subject to, or the value of, outstanding vested or unvested equity awards; and/or • Taking any other remedial and recovery action permitted by law, as determined by the Committee. The Committee will consider Section 409A of the U.S. Internal Revenue Code of 1986, as amended, prior to offsetting recouped amounts against future payments of deferred compensation. In addition, the Committee may, in its sole discretion, determine whether and to what extent additional action is appropriate to address the circumstances surrounding the noncompliance so as to minimize the likelihood of any recurrence. VI. Impracticability The Committee will recover any Erroneously Awarded Compensation in accordance with this Policy unless the Committee determines that such recovery would be impracticable because (i) the direct expense paid to a third party to assist in enforcing the Policy would exceed the amount to be recovered, (ii) recovery would violate a Swedish law adopted prior to November 28, 2022, or (iii) recovery would likely cause an otherwise tax-qualified, broad- based retirement plan of the Company to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. Before concluding that it would be impracticable to recover any Erroneously Awarded Compensation based on the expense of enforcement, the Company shall make a reasonable attempt to recover such Erroneously Awarded Compensation, and the Company Secretary, on behalf of the Committee, shall document such reasonable attempt(s) to recover and provide that documentation to Nasdaq when required. Before concluding that it would be impracticable to recover any amount of Erroneously Awarded Compensation based on violation of law, the Committee shall engage legal counsel experienced and qualified to practice law in the applicable jurisdiction (if such counsel is acceptable to Nasdaq) to render an opinion that recovery would result in a violation of law and shall provide such opinion to Nasdaq. The Company shall provide funding for the fees and expenses of such legal counsel as approved by the Committee. VII. No Indemnification or Insurance Neither the Company nor any of its subsidiaries or affiliates shall indemnify any Covered Person against the loss of any Erroneously Awarded Compensation. Further, the Company shall not pay or reimburse any Covered Person for any insurance policy entered into by a Covered Person that provides for full or partial coverage of any recoupment obligation under this Policy. VIII. Amendment; Termination The Board or the Committee may amend this Policy from time to time in its discretion in any manner consistent with applicable law and regulation. The Board or Committee may

5 terminate this Policy at any time when the Company does not have a class of securities listed on a national securities exchange or a national securities association. IX. Other Recoupment Rights The Board intends that this Policy will be applied to the fullest extent of the law. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company, any similar policy or recoupment provision in any employment agreement, equity award agreement, bonus plan, or similar agreement or plan and any other legal remedies available to the Company. Further, the provisions of this Policy are in addition to (and not in lieu of) any rights to repayment the Company may have under Section 304 of the Sarbanes-Oxley Act of 2002 and other applicable laws. X. Successors This Policy shall be binding and enforceable against all Covered Persons and their beneficiaries, heirs, executors, administrators, or other legal representatives. XI. Disclosure The circumstances of any recoupment pursuant to this Policy will be publicly disclosed where required by Rule 10D-1, Item 402 of Regulation S-K and Rule 5608. In accordance with Rule 10D-1, the Policy shall be filed with the SEC as an exhibit to the Company’s Form 20-F, as provided in Item 601(b) of Regulation S-K. XII. Change of Listing In the event that the Company lists its securities on any national securities exchange or national securities association other than Nasdaq, all references to “Nasdaq” in this Policy shall mean each national securities exchange or national securities association upon which the Company has a class of securities then listed.